UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

LUMOS PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Marathon Blvd., Suite 200
Austin, Texas 78756
(Address of principal executive offices)

(512) 215-2630
(Registrant’s telephone number, including area code)

NewLink Genetics Corporation
2503 South Loop Drive
Ames, Iowa 50010
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LUMO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 18, 2020, NewLink Genetics Corporation (“NewLink” or the “Company”) completed its business combination with Lumos Pharma, Inc. (“Lumos”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 30, 2019, by and among the Company, Cyclone Merger Sub, Inc. (“Merger Sub”), and Lumos (as amended, the “Merger Agreement”), pursuant to which Merger Sub merged with and into Lumos, with Lumos surviving as a wholly-owned subsidiary of the Company (the “Merger”).

Also on March 18, 2020, and prior to the effective time of the Merger (the “Effective Time”), the Company effected a 1-for-9 reverse stock split of its common stock (the “Reverse Stock Split”) and, following the Merger, changed its name to “Lumos Pharma, Inc.” Unless otherwise noted herein, all references to share amounts give effect to the Reverse Stock Split. Following the completion of the Merger, the business being conducted by the Company became primarily the business conducted by Lumos, which is a biopharmaceutical company focused on the identification, acquisition, in-license, development, and commercialization of novel products for the treatment of rare diseases. Lumos’ current pipeline is focused on the future development of an orally administered small molecule, the growth hormone secretagogue ibutamoren, for three rare endocrine disorders.

Under the terms of the Merger Agreement, at the Effective Time, Lumos stockholders have the right to receive an aggregate of approximately 4,127,559 shares of the Company’s common stock, at an exchange rate of (i) approximately 0.1302375332 shares of common stock in exchange for each share of Lumos common stock outstanding immediately prior to the Merger (the “Per Share Common Stock Exchange Ratio”), (ii) approximately 0.0869652095 shares of common stock in exchange for each share of Lumos Series A Preferred Stock outstanding immediately prior to the Merger (the “Per Share Series A Exchange Ratio”), and (iii) approximately 0.1987278790 shares of common stock in exchange for each share of Lumos Series B Preferred Stock outstanding immediately prior to the Merger (the “Per Share Series B Exchange Ratio,” and together with the Per Share Common Stock Exchange Ratio and the Per Share Series A Exchange Ratio, the “Exchange Ratios”). The Exchange Ratios were calculated pursuant the Merger Agreement. In connection with the Merger, the Company has agreed to file with the Securities and Exchange Commission, within 90 days of the closing date of the Merger, a registration statement on Form S-3 to register the shares of common stock received by Lumos stockholders in the Merger for resale in the public markets.

Immediately following the Reverse Stock Split and the completion of the Merger, there were approximately 8,255,126 shares of the Company’s common stock outstanding (including the shares Lumos stockholders have a right to receive), of which the former Lumos stockholders beneficially owned approximately 50% of these outstanding shares and the former Company stockholders beneficially owned approximately 50% of these outstanding shares.  Substantially all of these former Lumos stockholders are party to lock-up agreements, pursuant to which such stockholders have agreed, among other things, not to sell or dispose of any shares of the Company’s common stock which are or will be beneficially owned by them at the closing of the Merger with such shares being released from such restrictions 180 days after the Effective Time, subject to specified exceptions.

The Company also assumed all of the stock options issued and outstanding under the Lumos 2012 Equity Incentive Plan (as amended, the “Lumos 2012 EIP”) and the Lumos 2016 Stock Plan (the “Lumos 2016 Plan,” and together with the Lumos 2012 EIP, the “Lumos Plans”).  From and after the Effective Time, each Lumos option assumed by the Company may be exercised solely for such number of shares of the Company’s common stock as is determined by multiplying the number of shares of Lumos’ common stock subject to the option by the Per Share Common Stock Exchange Ratio and rounding that result down to the nearest whole number of shares of the Company’s common stock. The per share exercise price of the converted option will be determined by dividing the existing exercise price of the option by the Per Share Common Stock Exchange Ratio and rounding that result up to the nearest whole cent.  The Company also assumed the Lumos Plans and intends to file a registration statement on Form S-8 to register the shares of the Company’s common stock issuable upon exercise of such stock options.

The Company’s common stock is expected to trade on a post-split basis (giving effect to the Reverse Stock Split) and under its new name as of March 19, 2020. The trading symbol will also change on that date from “NLNK” to “LUMO,” and the Company’s common stock will be represented by the new CUSIP number 55028X 109.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 10, 2020 and amended on February 13, 2020 (the “Proxy Statement”), and is incorporated herein by reference.

The information set forth in Item 5.02 regarding the indemnification agreements is incorporated by reference into this Item 2.01.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, the Company issued shares of common stock and options to purchase shares of common stock. The nature of the transaction and the nature and amount of consideration received by the Company are described in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02. Such issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K regarding the Reverse Stock Split is incorporated by reference herein.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split were reduced into a smaller number of shares, such that every 9 shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s common stock following the Reverse Stock Split. Immediately following the Reverse Stock Split and the Merger, there were approximately 8,255,126 shares of the Company’s common stock outstanding (including the shares Lumos stockholders have a right to receive).

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on the Nasdaq Stock Market on March 18, 2020.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 regarding the Merger and the information set forth in Item 5.02 regarding the Company’s board of directors (the “Board”) is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors and Committee Assignments

Pursuant to the Merger Agreement, on March 18, 2020, effective as of the Effective Time, Ernest J. Talarico and Matthew L. Sherman, M.D. resigned from the Board and any respective committees of the Board on which they served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Also, on March 17, 2020, pursuant to the Merger Agreement, the Board appointed, effective as of the Effective Time, Richard J. Hawkins, Emmett T. Cunningham, Jr., M.D. and Kevin Lalande as directors of the Company.  The newly appointed non-employee directors are expected to receive compensation and equity awards comparable to the other non-employee directors of the Company. The Board plans to evaluate the compensation and equity awards for non-employee directors following closing of the Merger.

Mr. Hawkins, a newly appointed member of the Board, is a founder of Lumos and as a result of the Merger, received rights to approximately 716,306 shares of the Company’s common stock in exchange for common stock of Lumos that Mr. Hawkins held immediately prior to the Merger and options to purchase approximately 19,535 shares of Company common stock in exchange for options to purchase Lumos common stock under the Lumos 2016 Plan.

Dr. Cunningham, a newly appointed member of the Board, also serves as a Senior Managing Director in the Life Sciences group of The Blackstone Group Inc., which is an affiliate of Clarus Lifesciences, III, L.P. (“Clarus”).  Clarus currently holds more than 5% of the Company’s outstanding common stock.  As a result of the Merger, Clarus received, in the aggregate, rights to approximately 466,018 shares of the Company’s common stock in exchange for Series B Preferred Stock of Lumos that Clarus held immediately prior to the Merger.

Mr. Lalande, a newly appointed member of the Board, also serves as a managing director of SHV Management Services II, LLC, which is an affiliate of Santé Health Ventures II, L.P. (“Santé Health”).  As a result of the Merger, Santé Health received, in the aggregate, rights to approximately 407,766 shares of Company common stock in exchange for Series A Preferred Stock and Series B Preferred Stock of Lumos that Santé Health held immediately prior to the Merger.

Audit Committee

On March 17, 2020, Chad Johnson and Dr. Cunningham were appointed, effective immediately after the Effective Time, to the audit committee of the Board and together with Lota Zoth, who will continue to serve as the chairman of the audit committee, will comprise the audit committee of the Board, effective as of the Effective Time.

Compensation Committee

On March 17, 2020, Mr. Lalande was appointed, effective immediately after the Effective Time, to the compensation committee of the Board.  Thomas A. Raffin, M.D. will continue to serve as the chairman of the compensation committee and together with Ms. Zoth, and Mr. Lalande will comprise the compensation committee of the Board, effective as of the Effective Time.

Nominating and Corporate Governance Committee

On March 17, 2020, Mr. Johnson was appointed, effective immediately after the Effective Time, to serve as the chair of the nominating and corporate governance committee of the Board and together with Dr. Raffin will comprise the nominating and corporate governance committee of the Board, effective as of the Effective Time.

Resignation and Appointment of Executive Officers

Pursuant to the Merger Agreement, on March 17, 2020, the Board appointed Mr. Hawkins, effective immediately after the Effective Time, as the Company’s Chief Executive Officer and John McKew as the Company’s Chief Science Officer. Also effective immediately after the Effective Time, the Office of the CEO of the Company was disbanded and Bradley J. Powers, General Counsel of the Company, who has served as principal executive officer of the Company since August 3, 2019, resigned as principal executive officer of the Company and Mr. Hawkins, as Chief Executive Officer, will serve as the principal executive officer of the Company; Mr. Powers will continue to serve as General Counsel of the Company. There are no family relationships among any of the Company’s directors and executive officers.

Richard J. Hawkins has served as President and Chief Executive Officer and as a member of the Lumos board of directors since January 2011. In addition, Mr. Hawkins currently serves on the board of directors of several life sciences companies, including Cytori Therapeutics, Inc. (Nasdaq: CYTX) and Savara Inc. (Nasdaq: SVRA), and previously served on the board of directors of SciClone Pharmaceuticals, Inc. until its acquisition in October 2017. From 2000 to 2010, Mr. Hawkins founded and advised numerous pharmaceutical companies including Sensus Drug Development Corporation, where he served as co-founder and Chairman of the board of directors until it was sold to Pfizer Inc. From 1981 to 2000, Mr. Hawkins was founder, President and Chief Executive Officer of Pharmaco. The company later merged with PPD of Wilmington, North Carolina to form PPD Pharmaco, one of the largest clinical contract research organizations in the world. Mr. Hawkins received his B.S. degree in biology from Ohio University.

John McKew, Ph.D., has served as the Chief Science Officer of Lumos since 2016. From 2014 until 2016, Dr. McKew was V.P. of research for aTyr Pharma, Inc. where he led research aimed at understanding and harnessing the therapeutic potential of tRNA synthetases. From 2010 until 2014, Dr. McKew worked for the National Institutes of Health, during which time he served as a branch chief at the National Human Genome Research Institute Home from 2010 until 2013, and as the acting Scientific Director of the Division of Preclinical Innovation at the National Center for Advancing Translational Sciences (“NCATS”) from 2013 until 2014. His responsibilities included developing both the Therapeutics for Rare and Neglected Disease (“TRND”) and the Bridging Interventional Development Gaps programs. The department he led also included NCATS’s high throughput screening center and its Tox21 in vitro toxicology initiative. Before joining the NIH, Dr. McKew held a director level position at Wyeth Research in Cambridge, Massachusetts. Dr. McKew is also currently an Adjunct Associate Professor at the Boston University School of Medicine. Dr. McKew received a B.S. degree in chemistry and biochemistry from The State University of New York at Stony Brook, a Ph.D. in organic chemistry from the University of California, Davis, and held post-doctoral research positions at the University of Geneva and Firmenich, SA.

Employment Arrangements

Lumos has entered into employment agreements or offer letter agreements with and has granted stock options to certain of its executive officers, including its Chief Executive Officer and Chief Science Officer. Below is a description of the arrangements that Lumos has entered into with its named executive officers, including any stock option grants, several of which provide for acceleration of vesting in the event of a change of control of Lumos, which occurred in the Merger.

Lumos entered into an employment agreement with its Chief Executive Officer, Mr. Hawkins, in January 2014 setting forth the terms of his employment. Mr. Hawkins’ employment with the Company will continue under the terms of his current employment agreement but the Company plans to enter into a new employment agreement with Mr. Hawkins following the closing of the Merger, subject to agreement of terms between the parties and Board approval of any such employment agreement.

Pursuant to the employment agreement, Mr. Hawkins has a current base salary of $425,000. A cash bonus of $178,000 was approved in 2019 by Lumos and payable to Mr. Hawkins by the Company in 2020 in connection with his employment. Mr. Hawkins’s employment agreement also provided for certain severance benefits. If Mr. Hawkins was terminated by the Company without cause or if he had resigned with good reason, he was entitled to receive his then current base salary for a period of six months or until he accepted alternate employment. Lumos entered into a stock option agreement under the Lumos 2016 Plan with Mr. Hawkins in June 2019, pursuant to which Mr. Hawkins was granted a stock option to purchase 150,000 shares of Lumos’ common stock (which converted into options to purchase an aggregate of 19,535 shares of the Company’s common stock pursuant to the Per Share Common Stock Exchange Ratio at the Effective Time), under which the shares underlying the option would vest in equal monthly installments over 48 months following December 7, 2018, subject to Mr. Hawkins’s continued service. A change of control occurred upon the closing of the Merger, thereby accelerating 50% of the unvested shares underlying the option to become vested pursuant to the change of control provision in the option agreement. As a result of the Merger, Mr. Hawkins has vested options to purchase approximately 13,632 shares of the Company’s common stock with an exercise price of $1.85.  In addition, Mr. Hawkins received unvested options to purchase approximately 5,903 shares of the Company’s common stock with an exercise price of $1.85, and will vest pursuant to the vesting schedule set forth in the original option agreement.

Lumos entered into an offer letter with Dr. McKew in February 2016 setting forth the terms of his employment. Dr. McKew’s current annual base salary is $412,000. The Company has agreed to continue employing Dr. McKew under such terms and to provide at least the same level of base salary that was provided to him immediately prior to the Effective Time and to provide employee benefits that are substantially similar in the aggregate to the employee benefits that were provided to him immediately prior to the Effective Time, until a new employment agreement can be arranged directly with the Company.  In addition, Lumos entered into three stock option agreements with Dr. McKew under the Lumos 2016 Plan.  The first stock option agreement that Lumos entered into under the Lumos 2016 Plan with Dr. McKew was in July 2016, pursuant to which Dr. McKew was granted a stock option to purchase 624,394 shares of Lumos’ common stock (which converted into options to purchase an aggregate of approximately 81,319 shares of the Company’s common stock pursuant to the Per Share Common Stock Exchange Ratio at the Effective Time),  all of which have vested. The second stock option agreement that Lumos entered into under the Lumos 2016 Plan with Dr. McKew was in January 2018, pursuant to which Dr. McKew was granted a stock option to purchase 73,252 shares of Lumos’ common stock (which converted into options to purchase an aggregate of approximately 9,540 shares of the Company’s common stock pursuant to the Per Share Common Stock Exchange Ratio at the Effective Time), under which 25% of the shares underlying the option would vest one year following December 5, 2017, and the remaining shares underlying the option would vest in equal monthly installments over 36 months following December 5, 2018, subject to Dr. McKew’s continued service. The third stock option agreement that Lumos entered into under the Lumos 2016 Plan with Dr. McKew was in August 2018, pursuant to which Dr. McKew was granted a stock option to purchase 50,000 shares of Lumos’ common stock (which converted into options to purchase an aggregate of approximately 6,511 shares of the Company’s common stock pursuant to the Per Share Common Stock Exchange Ratio at the Effective Time), under which the shares underlying the option were fully vested as of August 29, 2018, the date of grant. A change of control occurred upon the closing of the Merger, thereby accelerating 50% of the unvested shares underlying the option subject to vesting to become vested pursuant to the change of control provisions in the option agreements.  As a result of the Merger, Mr. McKew has vested options to purchase approximately 94,487 shares of the Company’s common stock with an exercise price of $4.51, and unvested options to purchase approximately 2,883 shares of the Company’s common stock with a weighted average exercise price of $2.46, which will vest pursuant to the vesting schedule set forth in the original option agreement.

On March 18, 2020, pursuant to the Merger Agreement, the Company assumed the Lumos Plans and all of the stock options issued and outstanding under the Lumos Plans.  From and after the Effective Time, each Lumos option assumed by the Company may be exercised solely for such number of shares of the Company’s common stock as is determined by multiplying the number of shares of Lumos’ common stock subject to the option by the Per Share Common Stock Exchange Ratio and rounding that result down to the nearest whole number of shares of the Company’s common stock. The per share exercise price of the converted option will be determined by dividing the existing exercise price of the option by the Per Share Common Stock Exchange Ratio and rounding that result up to the nearest whole cent.

The Company is obligated pursuant to the Merger Agreement to file a registration statement on Form S-8 to register the shares of the Company’s common stock issuable upon exercise of such stock options no later than 20 days after the Effective Time. The Lumos 2012 EIP was adopted by the board of directors of Lumos in September 2012 and approved by Lumos’ stockholders in September 2012. The Lumos 2016 Plan was adopted by the board of directors of Lumos in July 2016 and approved by Lumos’ stockholders in July 2016. The Lumos Plans provide for the granting of stock options to employees, directors and consultants of Lumos and may be either incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”). ISOs may be granted only to Lumos’ employees, whereas NSOs may be granted to Lumos’ employees, directors and consultants. Options under the Lumos Plans may be granted for periods of up to 10 years and at prices no less than 100% of the estimated fair value of the underlying shares of common stock on the date of grant as determined by the Lumos board of directors; provided, however, that the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. The Lumos Plans require that options be exercised no later than 10 years after the grant.

Pursuant to the Lumos 2012 EIP, in the event of a change of control, if the surviving or acquiring corporation does not agree to assume or continue any stock award outstanding under the Lumos 2012 EIP (or to substitute similar stock awards) of substantially equivalent value for those outstanding under the Lumos 2012 EIP, then with respect to any stock award held by an option holder whose service has not terminated prior to the change of control, the vesting of such stock award shall be fully accelerated effective as of the date on which the change of control occurred, and any such stock award as to which exercise is still required and permitted shall terminate if not exercised by a time reasonably established by Lumos’ board of directors. The surviving or acquiring corporation may assume or continue Lumos’ rights and obligations under any stock award outstanding immediately prior to the change of control or substitute for any such outstanding stock award a substantially equivalent award with respect to the surviving or acquiring corporation’s stock. Any stock award which is neither assumed or continued in connection with the change of control nor exercised as of the time of consummation of the change of control shall terminate effective as of the time of consummation of the change of control.

Pursuant to the Lumos 2016 Plan, in the event of a change of control, the board of directors may provide for any one or more of the following: (1) upon conditions, including termination of the option holder’s service prior to, upon or following the change in control or in the event that the surviving or acquiring corporation elects not to assume or continue any award outstanding immediately prior to the change of control, the exercisability and/or vesting of such award held by an option holder whose service has not terminated prior to the change of control shall be accelerated in full effective as of a date prior to, but conditioned upon, the consummation of the change of control; (2) the surviving or acquiring corporation may assume or continue Lumos’ rights and obligations under any stock award outstanding immediately prior to the change of control or substitute for any such outstanding award a substantially equivalent award with respect to the surviving or acquiring corporation’s stock; or (3) any award outstanding immediately prior to the change of control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share if so determined by the board of directors) of stock subject to such canceled award in cash, stock of company or another business entity party to the change of control, or other property which shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share of stock in the change of control transaction, reduced by the exercise or purchase price per share.

The disclosure set forth above under Item 2.01 regarding our assumption of outstanding stock options issued by Lumos as of the Effective Time, as well as assumption of the Lumos Plans, is incorporated by reference into this Item 5.02.

The descriptions of the Lumos Plans included herein are not complete and are subject to and qualified in their entirety by reference to the Lumos 2012 EIP and form of stock option grant notice and the Lumos 2016 Plan and form of stock option grant notice which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, respectively and are incorporated herein by reference.

Each of the newly appointed directors and executive officers of the Company entered into the Company’s standard form of indemnification agreement with the Company on March 18, 2020, the form of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

On March 17, 2020, at a special meeting of the Company’s stockholders (the “Special Meeting”), the stockholders approved an amendment to the Company’s amended and restated certificate of incorporation, as amended (the “Restated Certificate”) to effect the Reverse Stock Split (the “Split Amendment”).  Additionally, the Board previously approved on September 30, 2019 an amendment to the Restated Certificate to change the Company’s name from “NewLink Genetics Corporation” to “Lumos Pharma, Inc.” (the “Name Change Amendment”) upon closing of the Merger.  On March 18, 2020, the Company filed the Split Amendment, effective prior to the Effective Time, and the Name Change Amendment, effective immediately after the Effective Time, with the Secretary of State of the State of Delaware.

The foregoing descriptions of the Split Amendment and Name Change Amendment are not complete and are subject to and qualified in their entirety by reference to the Split Amendment and Name Change Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

On March 17, 2020, we adopted a new form of stock certificate representing our common stock on and after the Effective Time to reflect the name change and updated signatories. The form of stock certificate is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Special Meeting on March 17, 2020. At the Special Meeting, the following proposals were submitted to a vote of the Company’s stockholders:

1.	To approve the issuance of the Company’s common stock pursuant to the Merger Agreement, as well as the resulting “change of control” of the Company under the Nasdaq rules (the “Merger Proposal”)

2.	To amend the Company’s amended and restated certificate of incorporation to effect the Reverse Stock Split (the “Reverse Stock Split Proposal”)

3.	To approve, on a non-binding advisory basis, certain compensation that may be paid or become payable to certain of the Company’s named executive officers in connection with the Merger

4.	To adjourn or postpone the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Merger Proposal or the Reverse Stock Split Proposal

Each of the Company’s proposals was approved by the requisite vote of the Company’s stockholders as described below.  The final voting results for each matter submitted to a vote of the Company’s stockholders at the Special Meeting, each of which is described in detail in the Proxy Statement, are as follows (not taking into account the subsequent Reverse Stock Split):

	Proposal	For	Against	Abstain	Broker Non-Votes

1.	To approve the issuance of the Company’s common stock pursuant to the Merger Agreement, as well as the resulting “change of control” of the Company under the Nasdaq rules	17,643,724	1,131,734	38,106	13,418,358

2.	To amend the Company’s amended and restated certificate of incorporation to effect the Reverse Stock Split	26,700,188	5,401,856	129,878	0

3.	To approve, on a non-binding advisory basis, certain compensation that may be paid or become payable to certain of the Company’s named executive officers in connection with the Merger	16,827,869	1,855,151	130,544	13,418,358

4.	To adjourn or postpone the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Merger Proposal or the Reverse Stock Split Proposal	28,188,522	3,807,282	236,118	0

Item 8.01	Other Events.

On March 18, 2020, we issued a press release announcing stockholder approval of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Statement Concerning Forward-Looking Statements

The information in this Current Report on Form 8-K and the information incorporated herein by reference, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. When used in this report, the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “indicate,” “seek,” “should,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, our results could differ materially from the forward-looking statements in this report.  All forward-looking statements in this report are current only as of the date of this report. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

We intend to file the financial statements of Lumos required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

We intend to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1*†	Agreement and Plan of Merger and Reorganization, dated September 30, 2019, by and among NewLink Genetics Corporation, Cyclone Merger Sub, Inc. and Lumos Pharma, Inc., as amended

3.1	Certificate of Amendment to Certificate of Incorporation to Effect the Reverse Stock Split

3.2	Certificate of Amendment to Certificate of Incorporation to Effect the Name Change

4.1	Form of Common Stock Certificate

10.1#	Lumos Pharma, Inc. 2012 Equity Incentive Plan

10.2#	2012 Equity Incentive Plan Form of Incentive Stock Option Grant Notice

10.3#	Lumos Pharma, Inc. 2016 Stock Plan

10.4#	2016 Form of Stock Option Grant Notice

10.5*#	Form of Indemnity Agreement by and between the Registrant and its directors and officers

99.1	Press release issued by the Company on March 18, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Previously filed.

#	Indicates management contract or compensatory plan.

†
The schedules and exhibits to the merger agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2020		LUMOS PHARMA, INC., a Delaware corporation

	By:	/s/ Richard J. Hawkins
Richard J. Hawkins Chief Executive Officer